Exhibit 99.0

Data I/O Reports Second Quarter 2026 Results

Second Quarter Revenue Tops Guidance with 59% Jump in Sequential Growth from First Quarter

Transitional Acquisition on Track with Exclusivity Extended to the End of August

Redmond, WA – August 12, 2026 -- Data I/O Corporation (NASDAQ: DAIO), the leading global provider of data programming and security provisioning solutions for microcontrollers, security ICs and memory devices, today announced financial results for the second quarter ended June 30, 2026.

Second Quarter 2026 and Recent Highlights

•	Revenues of $5.2 million increase 59% sequentially from the first quarter
•	Bookings of $4.9 million
•	Gross margin as a percentage of sales was 57.0%, as compared to 49.5% in the first quarter 2026
•	Operating expenses excluding 1x items decline sequentially and from prior year period*
•	Operating loss declines from prior and sequential quarters
•	Restructurings and expense optimizations support breakeven adjusted EBITDA for the quarter*
•	In April achieved cost reductions below $22 million run-rate for COGS and operating expenses
•	Launch of on-site Programming-as-a-Service (PaaS) gaining traction
•	Closed on $9 million direct investment in May 2026 to strengthen balance sheet
•	Cash at June 30, 2026 was $10.8 million as compared to $5.7 million on March 31, 2026
•	Transformational acquisition on track with exclusivity extended to the end of August
•	Announced intent to acquire IAR’s embedded software security IP and related assets

* See EBITDA and Adjusted EBITDA reconciliation in schedules following this release.

2026 Business Framework

Following strong second quarter results and significant progress with the Company’s strategic plan including two planned acquisitions, Data I/O is providing an update to its business framework for 2026. The update is solely based on organic growth and the consolidation of anticipated results for the acquisition in the second half of 2026.

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•	Organic revenue growth for 2026 over 2025
•	Acceleration of re-occurring and other services revenues
•	Continued funnel expansion within Programming Services market
•	Operational optimizations driving improved gross margins
•	AI deeply engrained across all functional departments

Management Comments

Commenting on the financial results for the second quarter ended June 30, 2026 and recent developments, William Wentworth, President and CEO of Data I/O Corporation, said, “The second quarter marks a clear inflection point in our financial performance and transformation. Revenue of $5.2 million grew 59% sequentially from the first quarter, and bookings of $4.9 million enable meaningful improvements in our operations. As a result, we now have clearer visibility into the strong financial performance we expect in the back half of the year.

“During the first half of the year, we signed six new logos — three from automotive and three from other diversified technology markets, such as robotics and space communications— which shows our platform is resonating well beyond our historical customer base. Our launch of on-site Programming-as-a-Service is gaining traction with strong demand from existing customers. This progress underscores the successful execution of our strategy for top-line diversification and a shift toward higher-value, re-occurring revenue rather than one-time equipment sales.

“We also continued to execute on the strategic plan we laid out at the start of the year. Our expense reduction and improvements to our organic revenue profile are meaningfully lowering our break-even threshold and put profitability within closer reach organically.

“In June we closed a $9 million direct investment, giving us balance sheet strength to advance our growth plan and pursue the acquisitions central to The NEW Data I/O. Our transformational acquisition announced in May is on track with exclusivity extended to the end of August. Once completed, it is expected to nearly double our annual revenue and be accretive to earnings and cash flow.

“In July, on the heels of our planned transformational acquisition, we made another important announcement of our intent to acquire IAR’s embedded software security IP and related assets. This builds on our existing collaboration with IAR and will provide Data I/O with full ownership of the embedded security software and technology, creating an end-to-end security platform for our customers. With regulations such as the EU Cyber Resilience Act increasingly mandating security for all technology devices, this positions Data I/O to extend our value and offer complete and differentiated security provisioning solutions.

"Overall our transformation is moving as planned. The combination of organic business momentum, expense reductions, and progress on two important acquisitions puts Data I/O in position to deliver on our 2026 business framework, which accelerates our growth through greater scale, operational and revenue synergies, and programming platform expansion."

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Second Quarter 2026 Financial Results

Net sales in the second quarter 2026 were $5.2 million, as compared with $3.3 million in the first quarter 2026 and $5.9 million in the prior year period. The increased sales sequentially reflect higher first quarter and second quarter bookings. Demand for capital equipment appears to have inflected from a prolonged downward cycle that had been negatively impacted by a realignment of technology spending, with AI-related investments at the forefront and a reassessment of EV capacity and manufacturing impacting the Company’s largest end market of automotive electronics.

Second quarter 2026 bookings were $4.9 million, as compared with $4.2 million in the first quarter 2026. The bookings through the first two quarters of the year is indicative of the current market for programmable devices which has been accelerating within end markets not traditionally targeted by the Company, including edge AI and robotics. Bookings within the automotive electronics market was favorable during the second quarter.

For the second quarter 2026, consumable adapters and services represented 55% of total revenue, providing a stable base of re-occurring revenue. This compares with 81% in the first quarter when total sales were lower. Platform sales represented 45% of total revenue in the second quarter, up from 19% in the first quarter. Backlog on June 30, 2026 was $2.1 million, down from $2.6 million at March 31, 2026. Deferred revenue was $1.1 million on June 30, 2026 and $1.5 million at March 31, 2026.

Gross margin as a percentage of sales was 57.0% in the second quarter 2026, as compared to 49.8% in the second quarter 2025 and 49.5% in the first quarter 2026. The increased gross margin reflects positive mix shift, increased focus on value-based pricing, incremental efficiencies in operations, and improved absorption of labor and overhead costs due to higher revenues. Direct material costs remained relatively steady and consistent with prior periods as the Company continued actively to mitigate the impact of tariffs and other inflationary pressures.

Operating expenses for the second quarter 2026 were $3.7 million, which included approximately $0.5 million in one-time expenses primarily related to optimization efforts at the Company’s operations in the US, consulting and private placement fees, information systems investments and other one-time charges. This compares to operating expenses of $3.8 million in the second quarter 2025 which included approximately $0.5 million in one-time expenses for the Company’s investments in its core programming platform and information systems, as well as for leadership and other human resource transition requirements.*

Operating loss in the second quarter 2026 of ($724,000) on revenues of $5.2 million improved from the loss of ($844,000) on revenues of $5.9 million in the second quarter of 2025. This improved performance reflects operation efficiencies and optimization of the business driving better margins.

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Net loss in the second quarter 2026 was ($1,629,000) or ($0.17) per share, compared to net loss of ($742,000) or ($0.08) per share in the second quarter 2025. The increased loss reflects interest expense related to the June 2026 convertible debt issuance of $873,000 which offset a relatively strong quarter for revenue and gross margin and reduced ongoing operating costs.

Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”), which excludes equity compensation and one-time expenses, was ($488,000) in the second quarter 2026, compared to ($437,000) in the second quarter 2025. Second quarter 2026 Adjusted EBITDA includes $527,000 of one-time expenses largely attributable to restructuring costs, as compared to approximately $480,000 of one-time expenses in the prior year period.*

The Company’s balance sheet and liquidity strengthened with cash at the end of the second quarter 2026 at $10.8 million as compared to $5.7 million on March 31, 2026. The increased cash balance reflects net cash proceeds of $8.3 million from the June 2026 private placement. Data I/O had net working capital of $10.8 million on June 30, 2026, compared with $9.3 on March 31, 2026 and $12.3 million on December 31, 2025. The Company had debt on June 30, 2026 of $6.2 million, reflecting the convertible debt issued as part of the May 2026 private placement. These debentures are classified as short-term debt and are included in the working capital calculation. Subsequent to the end of the second quarter, the convertible debt was converted into preferred equity, eliminating the Company’s debt.

Conference Call Information

A conference call discussing financial results for the second quarter ended June 30, 2026 will follow this release today at 2 p.m. Pacific Time/5 p.m. Eastern Time. To listen to the conference call, please dial 412-317-5788. A replay will be made available approximately one hour after the conclusion of the call. To access the replay, please dial 412-317-0088, access code 5307983. The conference call will also be simultaneously webcast over the Internet; visit the Events & Webcasts section of the Data I/O Corporation website athttps://www.dataio.com/investor-relations/news/events/ to access the call from the site. This webcast will be recorded and available for replay on the Data I/O Corporation website approximately one hour after the conclusion of the conference call.

About Data I/O Corporation

Since 1972, Data I/O has developed innovative solutions to enable the design and manufacture of electronic products for automotive, Internet-of-Things, medical, wireless, consumer electronics, industrial controls and other electronics devices. Today, our customers use Data I/O’s data programming solutions and security deployment platform to secure the global electronics supply chain and protect IoT device intellectual property from point of inception to deployment in the field. OEMs of any size can program and securely provision devices from early samples all the way to high volume production prior to shipping semiconductor devices to a manufacturing line. Data I/O enables customers to reliably, securely, and cost-effectively bring innovative new products to life. These solutions are backed by a portfolio of patents and a global network of Data I/O support and service professionals, ensuring success for our customers. Learn more at dataio.com/Company/Patents.

Learn more at dataio.com

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Safe Harbor/Forward Looking Statements, Disclosure Information and Non-GAAP financial Measures

The Company cautions you that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. Such forward-looking statements include, but are not limited to, acquisitions and their benefits and timing, the ability to execute definitive agreements and to obtain regulatory approval and meet other closing conditions for planned acquisitions, and any such forward-looking statements involving risks, assumptions and uncertainties.  Statements in this news release may be construed as a prediction of future operations and performance or events are forward-looking statements which involve known and unknown risks, uncertainties and other factors which may cause actual results to differ materially from those expressed or implied by such statements.

Forward-looking statement disclaimers also apply to the timing and contributions of acquisitions, acquisition synergies, the demand for the Company’s products, the impact from geopolitical conditions including any related international trade restrictions, and cybersecurity incidents and the possibility that the Company’s containment and remediation efforts may be unsuccessful or becomes a challenging force in maintaining market share. Factors that may impact the Company’s operations and finances include uncertainties as to the ability to record revenues based upon the timing of product deliveries, market acceptance of Edge AI, shipping availability, installations and acceptance, accrual of expenses, coronavirus or other business interruptions, changes in economic conditions, part shortages, business disruptions and other risks including those described in the Company’s 10-K, 10-Q and other periodic filings with the Securities and Exchange Commission (SEC), press releases and other communications.

Data I/O may use its website (www.dataio.com) and investor relations page (www.dataio.com/Company/Investor-Relations), its X account (@DataIO_Company), and its LinkedIn page (linkedin.com/company/data-io) to disclose material non-public information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors and other interested parties should monitor these sites, in addition to following Data I/O’s press releases, Securities and Exchange Commission (SEC) filings, public conference calls and public presentations/webcasts.

*References in this press release are made to non-GAAP (Generally Accepted Accounting Principles) financial measures, including profitability and operating/net income excluding one-time items, EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization), Adjusted EBITDA (AEBITDA), which excludes equity compensation, and AEBITDA excluding one-time items. Reconciliations are provided in the tables of this press release. Non-GAAP financial measures, such as EBITDA and Adjusted EBITDA, excluding equity compensation, and other one-time investments/expenses should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s results and facilitate the comparison of results.

Contact:

Investor Relations Darrow Associates, Inc.
Jordan Darrow
(512) 551-9296 jdarrow@darrowir.com

-     tables follow     -

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DATA I/O CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

Net sales	$5,149	$5,948	$8,399	$12,124
Cost of goods sold	2,214	2,988	3,854	5,976
Gross margin	2,935	2,960	4,545	6,148
Operating expenses:
Research and development	1,380	1,662	2,671	3,177
Selling, general and administrative	2,279	2,142	5,743	4,192
Total operating expenses	3,659	3,804	8,414	7,369
Operating income (loss)	(724)	(844)	(3,869)	(1,221)
Non-operating income (loss):
Interest income	11	35	26	73
Interest expense	(873)	-	(873)	-
Foreign currency transaction gain (loss)	(43)	47	(84)	26
Total non-operating income (loss)	(905)	82	(931)	99
Income (loss) before income taxes	(1,629)	(762)	(4,800)	(1,122)
Income tax (expense) benefit	-	20	-	(2)
Net income (loss)	$(1,629)	$(742)	$(4,800)	$(1,124)

Basic earnings (loss) per share	$(0.17)	$(0.08)	$(0.51)	$(0.12)
Diluted earnings (loss) per share	$(0.17)	$(0.08)	$(0.51)	$(0.12)
Weighted-average basic shares	9,572	9,296	9,483	9,267
Weighted-average diluted shares	9,572	9,296	9,483	9,267

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DATA I/O CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

(UNAUDITED)

	June 30, 2026	December 31, 2025

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$10,843	$7,901
Trade accounts receivable, net of allowance for credit losses of $31 and $29, respectively	4,302	2,841
Inventories	6,189	5,710
Other current assets	856	799
TOTAL CURRENT ASSETS	22,190	17,251

Property, plant and equipment – net	678	807
Other assets	1,774	2,118
TOTAL ASSETS	$24,642	$20,176

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,350	$1,227
Accrued compensation	725	958
Deferred revenue	1,093	1,464
Other accrued liabilities	2,049	1,328
Income taxes payable	4	4
Convertible debenture net of debt issuance costs	6,208	-

TOTAL CURRENT LIABILITIES	11,429	4,981

Deferred foreign income tax	250	250
Operating lease liabilities	1,056	1,411
Long-term other payables	-	20

STOCKHOLDERS’ EQUITY
Preferred stock -
Authorized, 5,000,000 shares, including
200,000 shares of Series A Junior Participating
Issued and outstanding, none	-	-
Common stock, at stated value -
Authorized, 30,000,000 shares
Issued and outstanding, 10,395,627 shares as of June 30,
2026 and 9,391,922 shares as of December 31, 2025	25,972	24,062
Additional paid in capital - Warrants	1,165	-
Accumulated deficit	(15,774)	(10,974)
Accumulated other comprehensive income (loss)	544	426
TOTAL STOCKHOLDERS’ EQUITY	11,907	13,514
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$24,642	$20,176

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DATA I/O CORPORATION

NON-GAAP FINANCIAL MEASURE RECONCILIATION

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
(in thousands)
Net Income (loss)	$(1,629)	$(742)	$(4,800)	$(1,124)
Interest (income)	11	(35)	26	(73)
Interest expense	873	-	873	-
Taxes	-	(20)	-	2
Depreciation and amortization	102	110	217	237
EBITDA	$(643)	$(687)	$(3,684)	$(959)
Equity compensation	155	250	232	424
Adjusted EBITDA, excluding equity compensation	$(488)	$(437)	$(3,452)	$(535)

EBITDA One-time expense adjustments
Restructuring	$345	-
Consulting and placement	159	145
IT and other	23	335
Total	$527	$480

Adjusted EBITDA, excluding equity compensation and one-time expenses/investments	$39	$43

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